Exhibit 31.1

CERTIFICATION

I, Benjamin M. Cutler, certify that:

1.	I have reviewed this annual report on Form 10-K/A of USHEALTH Group, Inc. (formerly, Ascent Assurance, Inc.);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 21, 2005

/s/ Benjamin M. Cutler Benjamin M. Cutler Chairman of the Board and Chief Executive Officer